UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado	80216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On July 10, 2025, SeaStar Medical Holdings Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company sold and issued to the Purchasers, (i) in a registered direct offering, 4,841,232 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), and pre-funded warrants to purchase up to 401,232 shares of Common Stock (the “Pre-Funded Warrants”) at an exercise price of $0.001 per share, and (ii) in a concurrent private placement, warrants to purchase up to an aggregate of 5,242,464 shares of Common Stock (the “Common Warrants”) at an exercise price of $0.638 per share. The combined offering price for each Share and accompanying Common Warrant was $0.763, and the combined offering price for each Pre-Funded Warrant and accompanying Common Warrant was $0.762. The Common Warrants are exercisable upon issuance and will expire on the fifth anniversary of the effective date of the registration statement filed by the Company registering the resale of the shares of common stock underlying the Common Warrants. The Pre-Funded Warrants will not expire and are exercisable commencing on the date of issuance and at any time until all of the Pre-Funded Warrants are exercised in full. Such registered direct offering and concurrent private placement are referred to herein as the “Offering.”

Pursuant to an engagement agreement (as amended, the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) a non-accountable expense allowance of $25,000, (iv) reimbursement of up to $50,000 for legal fees and expenses and other out of pocket expenses, and (v) closing fee of $15,950. Also pursuant to the Engagement Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 366,972 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have an exercise price of $0.9538 per share (which represents 125% of the offering price per Share and accompanying Common Warrant), are exercisable upon issuance and will expire on July 10, 2030 and will be exercisable upon issuance.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Common Warrants and the Placement Agent Warrants, is expected to be approximately $3.6 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including costs and expenses associated with being a public company. The Offering is expected to close on July 11, 2025.

Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 45 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the six-month anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

The Shares, the Pre-Funded Warrants, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-275968), which was declared effective on December 22, 2023 (the “Registration Statement”). The Common Warrants, the shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”), the Placement Agent Warrants, and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. We have agreed to file a registration statement registering the resale of the Common Warrant Shares and Placement Agent Warrant Shares within 30 calendar days after June 10, 2025.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Common Warrant, and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the Common Warrants, Common Warrant Shares, Placement Agent Warrants, and Placement Agent Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD

On July 10, 2025, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Common Stock Purchase Warrant to Purchase Common Stock

4.3	Form of Placement Agent Warrant to Purchase Common Stock

5.1	Opinion of Dorsey & Whitney LLP

10.1	Form of Securities Purchase Agreement by and among the Company and the purchasers party thereto

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated July 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation

	By:	/s/ Eric Schlorff
Date: July 14, 2025	Name:	Eric Schlorff
	Title:	Chief Executive Officer

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